Exhibit 5.1
[Letterhead of Pepper Hamilton LLP]
                              April 2, 2007
Neose Technologies, Inc.
102 Rock Road
Horsham, Pennsylvania 19044
Ladies and Gentlemen:
          We have acted as counsel to Neose Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the offer and sale from time to time by certain stockholders of the Company of up to 31,052,397 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which includes an aggregate 21,415,447 shares of Common Stock (the “Shares”) held by such stockholders and up to 9,636,950 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of certain warrants held by such stockholders (the “Warrants”).
          In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-laws of the Company, as amended to date, resolutions of the Company’s Board of Directors and such other documents and corporate records relating to the Company as we have deemed appropriate.
          Based upon the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) subject to the availability of a sufficient number of then authorized and unissued shares of Common Stock, the Warrant Shares, when duly issued and sold in accordance with the terms of the Warrants and assuming compliance with the Act, will be validly issued, fully paid and nonassessable.
          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          We hereby consent to the reference to our firm under the section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP